Exhibit 10.1

           EARLY RETIREMENT AND CONSULTING AGREEMENT
           ----------------------------------------

     This Early Retirement and Consulting Agreement (the
"Agreement") is made this 7th day of January, 2005, by and among Donald C. Scott (the "Executive"), GS Financial Corp., a
Louisiana corporation (the "Company"), and its wholly owned subsidiary, Guaranty Savings and Homestead Association, a
Louisiana chartered savings and loan association (the
"Association").

                          WITNESSETH:
                          ----------

     WHEREAS, the Executive currently serves as Chairman, President and Chief Executive Officer of the Company and the Association (collectively, the "Employers"); and

     WHEREAS, the Executive currently is a party to an agreement with both the Company and the Association, dated as of February
13, 1997 (the "Employment Agreement"), setting forth the terms and conditions of his employment; and

     WHEREAS, the Executive and the Employers believe it to be in the Company's, the Association's and the Executive's best interests that the Executive take early retirement from his positions as President and Chief Executive Officer of the Employers but to continue to serve as a director and Chairman of the Employers and to be available on a consulting basis; and

     WHEREAS, the parties desire that this Agreement will supersede the Employment Agreement and serve as the full and final settlement of all obligations of the Employers to the Executive relating to the Executive's employment by the Employers;

    NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and intending to be legally bound, the parties agree as follows:

     1.   Early Retirement; Termination of Employment Agreement;
          Modification of Duties.
          ------------------------------------------------------

          (a) As of January 7, 2005 (the "Retirement Date"), the Executive hereby retires from his positions as President and Chief Executive Officer of the Employers. The Executive will continue to serve as a director the Company and the Association for the remainder of the term to which he was elected and as Chairman of the Board of Directors of the Company and the Association until his successor is elected promptly after the Company's 2005 Annual Meeting of Shareholders.

          (b) As of the Retirement Date, the Employment Agreement, by the mutual agreement of the parties hereto, shall be terminated and be of no further force and effect and the Executive shall be entitled to the rights and payments set forth herein in lieu of any rights and payments under the Employment Agreement. The Executive shall no longer be considered an officer or employee of the Employers or any of their respective subsidiaries as of the Retirement Date. This Agreement shall have no effect on Executive's service as a director of the Company or of the Association.

          (c)  The parties hereto agree that, from the Retirement
Date through January 7, 2008 (the "Consulting Period"), the
Executive shall provide certain consulting services to the Company and the Association as described below.

     2.   Consultancy.
          -----------

          (a) During the Consulting Period, the parties agree that the Executive will provide his personal advice and counsel to the Company and the Association in connection with their businesses including, but not limited to, consulting with the Company and the Association regarding matters reasonably related to the Company and the Association and identified by the Board of Directors and reasonably acceptable to the Executive with respect to the transition to a new President and Chief Executive Officer as well as other matters regarding the operations of the Company and the Association and relationships with customers and stockholders as may be identified by the Board of Directors (the "Consulting Services"), subject to the terms and conditions set forth herein. The Executive shall provide such Consulting Services as may be reasonably requested by the Board of Directors of the Company from time to time at mutually agreeable and reasonable times, provided, however, that the Executive will not be required to provide Consulting Services of more than 60 hours per month during the Consulting Period. Such Consulting Services may be provided at reasonable times either in person, telephonically, electronically or by correspondence as the Company and the Executive may agree. The Executive shall not be required to remain as a director of the Employers during the Consulting Period. If the Board utilizes the Executive for less than 60 hours per month it will not be grounds for termination of the consultancy.

          (b) During the Consulting Period, the Executive shall be treated as an independent contractor and shall not be deemed to be an executive or employee of the Company, the Association or any other affiliate of the Company.

          (c) In the event the Board of Directors determines the Executive has substantially failed to provide the Consulting Services required by the Agreement, it shall provide written notice to the Executive, in accordance with Section 13 hereof, which notice shall set forth in reasonable detail the facts and circumstances that are the basis for the Board's determination. Termination of the consultancy can only occur if the Executive fails to respond to a request for Consulting Services.
Employers' disagreement with Executive's opinions and recommendations shall not constitute grounds for termination.
The Executive shall have 30 days from the date of the notice to cure the failure or to respond in writing to the Board's determination. If the Executive shall have failed to return to full performance of his Consulting Services within the 30-day period or failed to adequately respond to the facts and circumstances set forth in the written notice, the Board may give the Executive written notice, in accordance with Section 13 hereof, of its intention to terminate the consultancy effective on the 30th day after the date of written notice. As of the effective date of termination of the consultancy, the obligation of the Employers to pay the remaining Consulting Fee and other benefits pursuant to Sections 3 and 4(a) shall cease.

     3.   Consulting Fee.  During the Consulting Period, the Executive
          --------------
shall be entitled to receive a fee (the "Consulting Fee") in an amount equal to $468,000, payable in 36 monthly

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installments of $13,000.  In the event of Executive's death during the
Consulting Period, the unpaid portion of the Consulting Fee shall be paid to the estate of the Executive in a lump sum, with such payment to be discounted to present value using the most recent Moody's
Average Corporate Bond Yield as published by Moody's Investors
Services, not later than 30 days from the date of Executive's death.

     4.   Other Benefits.
          --------------

          (a) During the Consulting Period, the Employers shall provide continued life, medical, long-term disability and dental coverage substantially identical to the then-current coverage maintained by the Employers for the full time employees of the Association. In the event of the Executive's death during the Consulting Period, the Employers shall, through January 7, 2008, provide to the Executive's spouse continued medical and dental coverage substantially identical to the then-current coverage maintained by the Employers for the full time employees of the Association. After the Consulting Period, the Executive shall be permitted to participate as a retiree in the Association's group medical insurance plan on the same terms and conditions as all other retired Association employees.

          (b) Within 30 days of the Retirement Date, Employers shall transfer title and ownership to the Executive of the 2003
Ford Expedition automobile which is currently leased by the Employers and provided to the Executive for his use.

          (c) In light of the Consulting Fee which is to be paid to the Executive, the parties agree that the Executive will not receive fees for his service as a director during the Consulting Period. The Executive will be entitled to all other benefits afforded to other directors, including continued participation and vesting in the Company's stock option plan and recognition and retention plan. The parties acknowledge and agree that there are currently 10,316 restricted stock awards which have been previously granted to the Executive under the Company's 1997 Recognition and Retention Plan (the "Plan") which vest on an installment basis over the next three years in accordance with the terms of the grant. The parties agree that Executive's service on each vesting date as a Non-Employee Director of the Company shall satisfy the service requirements set forth in the Plan. In the event of the Executive's death prior to the vesting of the restricted stock awards, the parties acknowledge and agree that any remaining unvested awards will vest upon the Executive's death and will promptly be delivered to the Executive's estate or designated beneficiary.

          (d) The Employers agree to indemnify, defend and hold the Executive harmless against any judicial or administrative proceeding, or threatened proceeding, whether civil or criminal, against the Executive arising out of the Executives position as an employee, officer and/or director of the Employers to the fullest extent authorized by the Employers charter, bylaws or other governing instrument and applicable law and regulations.
If Executive wishes to claim indemnification under this Agreement he shall upon learning of such claim, action or proceeding promptly notify Employers thereof. Employers shall have the right at their own expense to assume the defense thereof.

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     5.   Non-Compete; Solicitation of Customers; Use of Customer
          Lists, etc.
          -------------------------------------------------------

          (a) The Executive agrees that during the period commencing on the Retirement Date through January 6, 2006 (the "Non-Compete Period"), the Executive will not, directly or indirectly, as director, officer, employee, principal or agent, manage, operate, consult with or be employed by any insured depository institution, trust company or parent holding company of any such institution or company which transacts business in the greater New Orleans market area (hereinafter a "competing institution"), provided, however, that this provision shall not prohibit the Executive from owning bonds, preferred stock or up to 15% of the outstanding shares of common stock of any such entity. In the event the Executive takes a position as a director, officer or employee with a competing institution after the expiration of the Non-Compete Period, the Executive shall give prompt written notice to the Company and shall immediately resign as a director of the Company and the Association.

          (b) The Executive acknowledges that, except as required by law or in his own good faith use in any proceeding, he has no right personally to use or disclose to any person, firm or corporation, information concerning any customer list, business secrets or confidential financial information of the Employers that he knew was intended by the Employers to be confidential and that he did not have reason to believe had been made public (collectively, "Confidential Information"). Accordingly, the Executive covenants and agrees that he shall not use or permit the use of any Confidential Information, and shall not divulge any Confidential Information to any person, firm or corporation, except as may be required by applicable law arising out of his employment with or participation in the affairs of the Employers. Further, Executive agrees that, through the Consulting Period, he will not solicit any current customer of the Employers, for the purpose or intent to provide or sell to such customers any banking, financial or business services or products on behalf of any person, company or entity other than the Employers or solicit any current employee of the Employers for employment by a competing institution without the express written consent of the Employers; provided, nothing herein shall preclude you from hiring any such person who responds to a general public advertisement placed by you.

          (c) During the Consulting Period, except for nominations, proposals or other matters submitted to the Company's stockholders by action of a majority of the Company's directors, the Executive shall not, directly or indirectly, make or in any way participate in, any solicitation of proxies or consents (whether or not relating to the election of directors) within the meaning of Rule 14a-1 under the Securities Exchange Act of 1934, as amended, or demand a copy of the Company stock ledger, list of stockholders or otherwise act alone or in concert with others to seek control of the Company.

     6.   Confidentiality; Non-Disparagement.
          ----------------------------------

          (a) No disclosure of the contents of this Agreement shall be made by either party to this Agreement without the prior written consent of the other party; provided that such disclosure (including disclosures contained in Company press releases, requisite disclosure in the Company's reports filed with the Securities and Exchange Commission and other regulatory

                               4

filings) may be made as required in accordance with federal securities law and regulations or as required by any final court order.

          (b) Executive agrees not to make, either directly or indirectly, or cause to be made, either directly or indirectly, by any other person or entity, any statement or comment, whether oral, written, electronic or otherwise, or to take any other action which disparages or criticizes the Employers, their present or former directors, officers, employees, management, practices or services, or which disrupts or impairs or could disrupt or impair the operations of the Employers; provided, however, that nothing herein shall impair or limit the ability of the Executive, in his capacity as a director, to communicate with other directors during meetings of the Employers' Boards of Directors. The Employers agree not to make, either directly or indirectly, or cause to be made, either directly or indirectly, by any other person or entity, or permit to be made by any director, officer or representative of the Employers, any statement or comment, whether oral, written, electronic or otherwise, or to take any other action which disparages or criticizes the Executive.

     7.   Remedies
          --------

          (a) The parties agree that monetary damages for the breach of the agreements in Section 5 and Section 6 hereof may be impossible to determine or may be an inadequate remedy; therefore, it is agreed that the Employers or the Executive may adjudicate any such alleged breach in a court of equity and that such court shall have the power to grant injunctive or other appropriate equitable relief. The parties also agree that it may be impossible for the Employers or the Executive to show immediate irreparable harm; therefore, it is agreed that the court may enter a temporary injunction or restraining order without the necessity of proof of immediate and irreparable harm to the Employers or the Executive and without the entry of any bond or security.

          (b) In any adjudication for breach of the agreements in Section 5 and Section 6, the prevailing party shall be paid the costs, expenses and reasonable attorneys' fees incident to any such adjudication by the other party as part of the judgment of the court.

     8.   Release of the Employers and Related Parties.
          --------------------------------------------

          (a) For, and in consideration of the commitments made herein by the Employers, including specifically the release in Section 9 below, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge the Employers and their respective subsidiaries, affiliates, stockholders, attorneys, officers, directors, agents, successors and assigns, and any other party associated with the Employers
(the "Released parties"), to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kinds, nature and character whatsoever, known or unknown, in any way connected with his employment by the Employers or termination thereof; provided that no such waiver shall be effective with respect to Executives rights related to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or the Executive Retirement Income Security Act of 1974
("ERISA").

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          (b)  The Executive hereby specifically and unconditionally releases the Released parties from any and all claims which the Executive may have against any of them and which arose on or before the date of this Agreement under the Age Discrimination in Employment Act (the "ADEA"), including, but not limited to, any claim attributable to the Employers' solicitation of the Executive's consent to the terms of this Agreement, and further acknowledges and represents that:

               (i) the Executive waives the Executive' claims under ADEA knowingly and voluntarily in exchange for the commitments made herein by the Employers, and that the benefits provided thereby constitute consideration of value to which the Executive would not otherwise have been entitled;

               (ii) the Executive has been advised in writing by the Employers to consult an attorney in connection with this Agreement;

               (iii) the Executive has been given a period of 21 days within which to consider the terms hereof;

               (iv) the Executive may revoke the waiver of ADEA claims set forth in this Section 8 for a period of seven (7) days following the execution of this Agreement and the Executive's waiver of ADEA claims hereunder shall not become effective until the revocation period has expired;

               (v) if the Executive revokes the waiver of ADEA claims in accordance with subparagraph (iv) above, the Executive shall cease to receive the payments and benefits specified in Sections 3 and 4 hereof, but such revocation shall not be effective with respect to the remainder of this Agreement and the consideration received by the Executive prior to the revocation shall be valid and adequate consideration with respect to the remainder of this Agreement; and

               (vi) this Agreement complies in all respects with Section 7(f) of ADEA, the waiver provisions of the Older Workers Benefit Protection Act.

          (c) Notwithstanding the foregoing, the Executive does not release the Employers from claims arising out of any breach of this Agreement.

     9.   General Release of the Executive.  For, and in consideration
          --------------------------------
of the commitments made herein by the Executive, including specifically the release in Section 8 above, the Employers, for themselves, and for their respective subsidiaries, affiliates, stockholders, attorneys, officers, directors, agents, successors and assigns do hereby release completely and forever discharge the Executive and his heirs, successors and assigns, to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities,

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obligations, causes of action of any kinds, nature and character whatsoever, known or unknown, in any way connected with the Executive's position as an officer, employee or director of the Employers.
Notwithstanding anything in the foregoing to the contrary, the Employers do not release the Executive from claims arising out of any breach of this Agreement.

     10.  Representation.  The Employers and the Executive represent
          --------------
that they have reviewed this Agreement, and that each of them is fully aware of the content of this Agreement and of its legal effect, and acknowledge that this is a legally valid and binding obligation of the parties.

     11.  Withholding.  The Employers may make such provisions as they
          -----------
deem appropriate for the withholding pursuant to federal or state income tax laws of such amounts as the Employers determine they are required to withhold in connection with the payments to be made pursuant to this Agreement.

     12.  Amendment and Waiver.  The terms of this Agreement may not
          --------------------
be modified other than in a writing signed by the parties. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived.

     13.  Notices.  All notices, demands, consents or other
          -------
communication required or permitted hereunder shall be in writing and by electronic mail and shall be deemed to have been given when: (i) personally delivered, including by electronic mail, or
(ii) sent postage prepaid by registered or certified mail, return receipt requested, such receipt showing delivery to have been made, or (iii) sent overnight by prepaid receipt courier addressed as follows:

     If to the Executive:  Donald C. Scott
                           8601 Carriage Road
                           River Ridge, Louisiana  70123
                           E-mail:  DScottGSH@aol.com

     If to the Employers:  Secretary to the Board of Directors
                           GS Financial Corp.
                           3798 Veterans Memorial Boulevard
                           Metairie, Louisiana  70002

     Each party hereto shall promptly notify the other of any change in address.

     14.  Entire Agreement.  This Agreement incorporates the entire
          ----------------
understanding among the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any prior agreements between the Employers and the Executive with respect to the subject matter hereof. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

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     15.  Invalid Provisions: If any provision of this Agreement is
          ------------------
held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     16.  Bind and Inure.  This Agreement shall be binding upon and
          --------------
inure to the benefit of the Executive and the Employers and their respective heirs and/or successors and permitted assigns.

     17.  Governing Law.  This Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of Louisiana, except to the extent that applicable federal law preempts the laws of State of Louisiana.

    IN WITNESS WHEREOF, the Company and the Association have caused this Agreement to be executed by their duly authorized representatives and the Executive has executed this Agreement, all as of the day and year first above written.

WITNESSES:

                             GS FINANCIAL CORP.



/s/ Lettie R. Moll           By: /s/ Bruce A. Scott
-------------------------        -------------------------------

                             GUARANTY SAVINGS AND HOMESTEAD
                             ASSOCIATION



/s/ Lettie R. Moll           By: /s/ Bruce A. Scott
-------------------------        -------------------------------

                             DONALD C. SCOTT



/s/ Lettie R. Moll           /s/ Donald C. Scott
-------------------------    -----------------------------------














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